Exhibit 99.1

January 10, 2006

Mr. Davis Zhang

C/o 4281 Technology Drive

Fremont, CA 94538

Dear Mr. Zhang:

It is my pleasure to extend to you an employment agreement with AXT, Inc. (“AXT”), on the following terms.

1.                                      Employment and Duties

You will be employed by AXT as President of Joint Venture Operations.  You will devote your full time, ability, attention, energy, knowledge, skill, and productive employment time solely to performing your duties as an employee of AXT.  You will comply with all of AXT’s rules and policies.  However, except as specifically described below, if there is any conflict between any such rule or policy and the terms of this letter, the latter will prevail.

2.                                      Effective Date

The effective date of this employment agreement is January 10, 2006.

3.                                      Compensation

(a)               Base Salary.  In consideration of your services to AXT, you will receive an initial base salary equal to Two Hundred and Twenty-Four Thousand Dollars ($224,000), paid in United States dollars in equal biweekly installments, from which AXT will withhold and deduct all applicable taxes to the extent required by law.  The Company will review your salary on your anniversary date thereafter. Your salary may be subject to adjustment based upon various factors including, but not limited to, your performance and the Company’s profitability.

(b)               Other Compensation.  While you are working in China, you will receive an additional fifteen percent (15%) for all hours worked and reported on your timesheet.

(c)               Business Expenses.  You will be entitled to reimbursement by AXT for such customary, ordinary, and necessary business expenses as are incurred by you in the performance of your duties and activities associated with promoting or doing AXT’s business.  All expenses as described in this paragraph will be reimbursed only upon presentation by you of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of your duties.

(d)               Vacation and Sick Leave.  You will accrue vacation of twenty (20) days per year and sick leave pursuant to AXT’s policies on the same terms as other, similarly situated employees, provided that at no time will you be permitted to have accrued more than forty (40) days of vacation.  At any time you accrue this amount of vacation, you will not earn additional vacation until you use vacation time so that your accrual drops below this forty (40) day maximum.  You agree to schedule your vacations at times that are approved by your direct supervisor.

(e)               Benefits.  You will be eligible for health insurance, retirement, and other benefits on the same basis as other similarly situated employees of AXT.

4.                                      Outside Activities

While employed by AXT, and unless otherwise agreed in writing, you will not undertake any other form of employment or other activity that may negatively affect the performance of your duties as an employee of AXT.  You will expend your best efforts on behalf of AXT, and will abide by all policies and decisions made by AXT, as well as all applicable federal, state and local laws, regulations or ordinances.  You will act in the best interest of AXT at all times and shall devote your full business time and efforts to the performance of your assigned duties for AXT, unless you notify the Chief Executive Officer in advance of your intent to engage in other paid work and receives the Chief Executive Officer’s express written consent to do so.

In addition, while employed by AXT and during any period you are receiving Severance Payments from AXT or its affiliates pursuant to this Agreement, you will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of AXT or any parent, subsidiary or affiliate.  You will not engage in unfair competition with AXT or any parent, subsidiary or affiliate, aid others in any unfair competition with AXT or any parent, subsidiary or affiliate, in any way breach the confidence that AXT or any parent, subsidiary or affiliate has placed in you.

5.                                      Proprietary Rights and Confidentiality, Code of Business Conduct and Ethics, and Insider Trading Policy.

As a condition of your continuing employment with AXT, you must sign the Proprietary Information and Inventions Agreement, Code of Business Conduct and Ethics, and the Insider Trading Policy, all of which are attached to this letter as Exhibit A.  Your trading in AXT stock will be subject to the restrictions of the Company’s Insider Trading Policy.

6.                                      Termination of Employment

Your employment with AXT can end in the following ways, among others:

(a)           By Disability.  If, in the sole opinion of AXT’s Chief Executive Officer, you are prevented from properly performing your duties by reason of any physical or mental incapacity for a period of more than ninety (90) days in the aggregate in any twelve-month period, then to the extent permitted by law, your employment with AXT shall terminate. AXT’s total liability in the event of such disability termination shall be limited to payment of your salary and other earned compensation through the effective date of your disability termination.

(b)           For Cause.  Your employment may be terminated by AXT under any one of the following circumstances, any of which shall be deemed, and shall be sufficient to constitute, termination “for cause”:

(i)            You commit any act of fraud, misappropriation, theft, dishonesty, or other act of moral turpitude;

(ii)           You breach or neglect the duties you are required to perform under the terms of this Agreement.

(iii)          You engage in willful misconduct in the performance of your duties hereunder, commit insubordination (in the sole, reasonable discretion of your supervisor or AXT’s Board of Directors), or otherwise fail to perform your duties hereunder as directed by your supervisor or AXT’s Board of Directors.

(iv)          You are guilty of, convicted of, or plead guilty or nolo contendre to, a felony, crime of moral turpitude or other serious offense.

AXT’s total liability to you in the event of termination of your employment under this section shall be limited to the payment of your salary and other earned compensation through the effective date of termination.

(c)           Without Cause.  AXT reserves the right to terminate you at any time, without cause or for any reason whatsoever upon written notice to you. AXT’s total liability to you in the event of termination of your employment under this section is limited to the payment of your salary and other earned compensation through the effective date of termination, plus severance equal to a continuation for twenty-four (24) months of your then current base salary payable in accordance with AXT’s regular payroll cycle (“Severance Payments”), and that AXT will reimburse you for the premiums necessary to maintain health insurance coverage during the COBRA continuation period.  You hereby agree that AXT may dismiss you under this paragraph (c) without regard:  (i) to any general or specific policies (whether oral or written) of AXT relating to the employment or termination of its employees; or (ii) to any statements made to you, whether made orally or contained in any document pertaining to your relationship with AXT.  Payment of the Severance Payments is conditioned upon Employee’s (iii) continued compliance with all surviving provisions of this Agreement; and (iv) execution of a full general release, releasing all claims, known or unknown, that Employee may have against AXT arising out of or any way related to Employee’s employment or termination of employment with AXT or its affiliates.  Severance Payments will begin on the first Company pay day following the effective date of the Release.  All other AXT obligations to Employee will be automatically terminated and completely extinguished.

(d)           Mutual Consent. Your employment will be terminated upon mutual written consent of AXT and you.  AXT’s total liability to you in the event of termination of employment under this subsection shall be limited to the payment of your salary and other earned compensation through the effective date of termination.

(e)           Your Resignation.  You may terminate your employment by providing AXT with six (6) weeks’ written notice of such termination.  AXT’s total liability to you in the event of termination of employment under this subsection will be limited to the payment of your salary and other earned compensation through the effective date of termination.

(f)                Offices.  Upon termination of employment for any reason whatsoever, you shall be deemed to have resigned from all offices and directorships then held with AXT.

7.                                      Nonsolicitation.

You understand and agree that AXT’s employees and customers and any information regarding AXT employees and/or customers is confidential and constitutes trade secrets.

(a)           Nonsolicitation of Customers or Prospects.  You agree that during the term of this Agreement and while you are being paid any Severance Payments hereunder, you will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage AXT’s relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them.

(b)           Nonsolicitation of AXT’s Employees.  You agree that during the term of this Agreement and while you are being paid any Severance Payments hereunder, you will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage AXT’s business by soliciting, encouraging or recruiting any of AXT’s employees or causing others to solicit or encourage any of AXT’s employees to discontinue their employment with AXT.

8.                                      Injunctive Relief.

You acknowledge that your breach of the covenants contained in Section 7 and in Section 4 (collectively “Covenants”) would cause irreparable injury to AXT and agree that in the event of any such breach, AXT shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

9.                                      Arbitration

(a)               Arbitration Required.  Any dispute, claim, or controversy arising out of or related to your employment with AXT or the termination of that employment shall be resolved exclusively through final and binding arbitration.  This agreement to arbitrate includes all state, federal and foreign statutory or common law claims, including but not limited to discrimination claims arising under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the Age Discrimination in

Employment Act or claim under The California Labor Code.  Any demand for arbitration must be made within one (1) year of the termination of employment, provided, however, that if a claim arose under a statute providing for a longer time to file a claim that statute shall govern.

(b)               Costs or Fees.  All administrative costs of the arbitration, such as arbitrator and court reporting fees, shall be divided equally between AXT and you, unless otherwise required by law.  Each party shall bear its other costs of arbitration, including attorney’s fees, provided, however, that the arbitrator(s) may award attorney’s fees to the prevailing party under the provisions of any applicable law.

(c)               Representation.  You may, but are not required to, have an attorney represent you in preparation for and during the arbitration.  If you decide to use an attorney, you shall be solely responsible for the payment of attorney’s fees and costs, subject to any statutory authority of the arbitrator to order reimbursement by AXT.

(d)               Arbitration Procedure.  All disputes subject to arbitration under this Agreement shall be resolved pursuant to the then current Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Service, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.  The arbitration shall have the authority to make any award that would be made by a court, but the arbitrator shall not have the authority to amend, modify, supplement or change the terms and conditions of employment set forth in this letter or AXT’s policies.

(e)               Location.  The location of the arbitration shall be Alameda County or San Francisco, California.

(f)                Waiver of Right to Jury Trail.  You agree that if for any reason any dispute or controversy between you and AXT arising from or related to your employment or the termination of your employment is resolved in court rather than through arbitration, then trial of that dispute will be to a judge sitting without a jury, and you specifically waive any right you may have to trial by jury of any such dispute or controversy.

(g)               Survival.  Your agreement to arbitrate and the terms of this Section 9 will survive the termination of your employment with AXT.

(h)               Employee Acknowledgment.  YOU UNDERSTAND THAT YOU ARE ELECTING TO RESOLVE ANY DISPUTE, CLAIM OR CONTROVERSY DESCRIBED IN SECTION 9(a), ABOVE, IN AN ARBITRAL FORUM RATHER THAN A JUDICIAL FORUM AND THAT YOU ARE GIVING UP THE RIGHT TO A JURY TRIAL OF ANY SUCH DISPUTE, CLAIM, OR CONTROVERSY.

10.                               Modification

Any modification of the terms of this letter will be effective only if and to the extent such modification is in a writing and signed by you and by the Chief Executive Officer of AXT.

11.                               Assignment

In view of the personal nature of the services you will perform by AXT, you cannot assign or transfer any of your rights or obligations under this agreement.

12.                               Severability

If any of the provisions (or any part of any provision) of this letter are found to be unenforceable, then the remaining provisions (or part(s) thereof) shall nonetheless remain in full force and effect.

13.                               Entire Agreement

The terms of this letter constitute the entire agreement between AXT and you pertaining to the subject matter hereof and supersede all prior or contemporaneous written or verbal agreements and understandings in connection with the subject matter hereof.

14.          Governing Law

Your rights and obligations as an employee of AXT will be governed by the laws of the State of California without regard to the choice-of-law provisions thereof.  In any action to enforce an arbitration award under Section 9, AXT and you specifically consent to the jurisdiction of the courts located in Alameda County, California.

If you wish to accept this employment agreement, please sign in the space provided below and please also sign the Proprietary Information and Inventions Agreement and Code of Business Conduct and Ethics that are attached.  By signing below, you acknowledge that you have received no inducements or representations other than those contained in this letter that caused you to accept this employment agreement.

Sincerely,

/s/ Phil Yin
Dr. Phil Yin
Chief Executive Officer

The foregoing offer of employment is accepted:

/s/ Davis Zhang	January 11, 2006

Davis Zhang	Date